UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2007

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Nomination of Gertjan Kaat to the Board

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2007, in connection with the acquisition of the Cordless and VoIP Terminals Business of NXP B.V. (“NXP”), DSP Group, Inc. (the “Company”) agreed to nominate Gertjan Kaat to the Company’s board of directors as a Class III director to serve until the Company’s annual meeting of stockholders in 2009. The appointment became effective on October 31, 2007. In connection with the appointment of Mr. Kaat and pursuant to the Company’s 1993 Director Stock Option Plan, Mr. Kaat was granted a stock option to purchase 30,000 shares of the Company’s common stock at an exercise price of $15.79 per share, the closing price of the Company’s common stock on the grant date. The options will vest in three equal installments beginning on October 31, 2008.

Appointment of New President

Tal Simchony announced his resignation as the Company’s President effective October 31, 2007.

Effective October 31, 2007, Brian Robertson, 38, was appointed as the Company’s new President.

Mr. Robertson joined the Company in September 2007 in connection with the acquisition of the Cordless and VoIP Terminals Business of NXP. Prior to joining the Company, Mr. Robertson was the General Manager of the Cordless and IP Terminals business line at NXP beginning in December 2006. From July 2005 to September 2006, Mr. Robertson was the Regional Marketing Director – Asia Pacific of the Business Unit Mobile & Personal of NXP and also at Philips Semiconductors B.V. (“Philips Semiconductors”) prior to the founding of NXP. From January 2004 to July 2005, Mr. Robertson led Philips Semiconductors’ regional marketing and sales for Identification Asia. From April 2003 to January 2004, he led the Global Marketing & Applications Mobile and Personal division at Philips Semiconductors. From September 2001 to March 2003, Mr. Robertson was a Global Account Director (Sales) at Philips Semiconductors.

In connection with Mr. Robertson’s initial employment as Vice President & BL Manager, Cordless & Internet Protocol Terminals, he entered into an employment agreement with DSP Group Switzerland AG, a wholly-owned subsidiary of the Company (“DSP Switzerland”), effective September 1, 2007. The agreement remains unchanged notwithstanding Mr. Robertson’s appointment as President of the Company. The agreement provides for a fixed salary of CHF 312,531.25 (approximately U.S. $270,000) (the “Annual Salary”) to be paid in 13 monthly installments and Mr. Robertson is entitled to an annual bonus, the amount of which is determined in the sole discretion of the Company’s board of directors. In connection with Mr. Robertson’s initial employment, he is entitled to a one-time performance bonus of 80% of the Annual Salary (the “Performance Bonus”) payable as follows: (1) 40% of the Performance Bonus is payable on September 1, 2008; and (2) the remaining 40% is payable in four equal installments on the last day of each completed quarter thereafter. Each payment of Performance Bonus is payable only if Mr. Robertson has not resigned from DSP Switzerland and DSP Switzerland has not terminated his employment for a justified reason at the time that any payment of Performance Bonus is due. Mr. Robertson’s employment with the Company may be terminated at any time by either party and for any reason upon three months prior notice. Also in connection with Mr. Robertson’s appointment as President, he was granted a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price of $15.79 per share, the closing price of the Company’s common stock on the grant date. The options will vest as follows: 25% on October 31, 2008 and 6.25% each quarter thereafter.

The foregoing description of Mr. Robertson’s employment agreement is qualified in its entirety by reference to the complete text of the employment agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 31, 2007, the Company’s Board of Directors approved amendments to the Company’s bylaws, effective as of the same date, to among other things, facilitate the Company’s participation in the Direct Registration System, the delivery of electronic proxy materials and other administrative changes.

The foregoing description of the amendments to the Company’s bylaws are qualified in its entirety by reference to the complete text of the bylaws, as amended and restated, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of DSP Group, Inc.

10.1	Employment Agreement by and between Brian Robertson and DSP Group Switzerland AG, effective September 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: November 6, 2007	By:	/s/ Dror Levy
Dror Levy Vice President, Finance, Chief Financial Officer and Secretary

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